EXHIBIT 10.11

                               RESEARCH AGREEMENT



     THIS AGREEMENT, dated as of December 26, 2001, is entered into by and between Spectrum Laboratories, Inc., a Delaware corporation ("Spectrum"), and Arbios Technologies, Inc., a Delaware corporation ("Arbios").

                                    RECITALS

     A. Arbios and Spectrum desire to combine their expertise and their respective technologies to enable Arbios to develop Liver Assist Systems (LAS), conduct pre-clinical and Phase I-III clinical testing, obtain regulatory approval(s), and commercialize LAS(s).

     B. Under the terms of this Agreement, Spectrum will perform certain research on LAS devices for Arbios during product development, pre-clinical and clinical testing and regulatory approval(s) at no cost to Arbios in partial consideration for the issuance of Common Stock of Arbios as set forth in the Stock Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, the Parties hereto agree as follows:

SECTION 1. DEFINITIONS

     All capitalized terms, unless otherwise defined herein, have the definitions as set forth below:

     "AFFILIATE" means any corporation or other business entity which controls, is controlled by or is under common control with a Party to this Agreement, without regard to equity ownership. For purposes hereof, the terms "control" and "controls" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation, person or entity, whether through the ownership of voting securities, by contract or otherwise...

     "CONFIDENTIAL INFORMATION" means the information that is confidential or proprietary to a Party or that the Party is otherwise obligated to keep confidential (e.g., pursuant to a contractual or other obligation owing to a Third Party), including, but not limited to, the Licensed Patents, the Spectrum Technology, and any Proprietary Rights related thereto. Confidential Information does not include any information that (a) was known to the Recipient prior to receiving the same from the discloser in connection with this Agreement; (b) is independently developed by the Recipient; (c) is acquired by the Recipient from another source without restriction as to Use or Distribution; or (d) is or becomes publicly available or part of the public domain through no fault or action of the Recipient.

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     "CONFIDENTIAL MATERIAL" means any document, diskette, tape, writing, prototype, or other tangible item (whether handwritten, printed, coded, magnetic, electronic, or other form or media) which contains, displays, embodies, or manifests any Confidential Information.

     "DEVELOP" means to engineer, prepare, write, invent, create, reduce to practice, conceive, discover, formulate, design, test, or otherwise develop.

     "DISCLOSER" means a Party that discloses Confidential Information to the other Party.

     "DISTRIBUTE" means to market, sell, have sold, offer for sale, rent, lease, license, sublicense, assign, transfer, allow to use, import, export, disclose, publish, provide, distribute or otherwise dispose of.

     "EFFECTIVE DATE" means the date upon which the last of the following documents is executed and delivered by all of the Parties hereto and thereto (a) this Agreement; (b) the Stock Purchase Agreement; (c) the License Agreement; and
(d) the Manufacturing Agreement.

     "FIELD OF USE" means the fields of (a) artificial blood therapy; and (b) bioprocessing and therapeutic devices. The Field of Use shall include, without limitation, liver assist systems, artificial gut, bioartificial kidney, hemodialysis and/or hemofiltration devices, and devices producing biologically active compounds, including, but not limited to, monoclonal antibodies, hormones, peptides and vaccines.

     "INVESTIGATOR" means the Principal Investigator set forth in Section 3.2 and any other Spectrum employee or position identified in the attached Exhibit D.

     "IMPROVEMENTS" means any and all processes, uses, designs, applications, methods and compositions of matter, indications, improvements, enhancements and modifications.

     "LAS" means liver assist system.

     "LICENSE" means the rights granted under Section 2.1 of the License Agreement.

     "LICENSE AGREEMENT" means the License Agreement between the Parties that is executed substantially contemporaneously with this Agreement.

     "MAKE" means manufacture, fabricate, assemble, produce, reproduce, make or have made.

     "MANUFACTURING AGREEMENT" means the Manufacturing and Supply Agreement between the Parties that is executed substantially contemporaneously with this Agreement.

     "MILESTONE" means one of the research milestones as set forth on the attached Exhibit C.

     "PARTY" means Spectrum and/or Arbios, as the context requires.

     "PERSON" means any individual, corporation, limited liability company, partnership, trust, association, governmental authority, or other entity.

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     "PROPRIETARY RIGHT" means any patent, copyright, trade secret, or other intellectual property right (including, but not limited to, any moral right) under the laws of any jurisdiction, whether registered, unregistered, statutory, common law, or otherwise (including, but not limited to, any rights to sue, recover damages or obtain other relief for any past or future infringement, and any rights under any application, assignment, license, legal opinion, or search); provided, however, that the term "Proprietary Right" does not include any trademark, service mark or trade name.

     "RECIPIENT" means a Party that receives any Confidential Information from the other Party.

     "SPECTRUM TECHNOLOGY" means any existing or future Technology owned, licensed or otherwise possessed or known to Spectrum.

     "STLAS" means a LAS or other Technology in the Field of Use that incorporates or is based upon Spectrum Technology.

     "STOCK PURCHASE AGREEMENT" means an agreement providing for the issuance of certain shares of Arbios Common Stock to Spectrum that is executed by the Parties substantially contemporaneously with this Agreement.

     "TECHNOLOGY" means all inventions, discoveries and Improvements, whether or not patentable, trade secrets, data, information, copyrights and know-how, including, but not limited to, biological and chemical materials, technical and nontechnical data, the results of tests, assays, methods, unpublished patent applications, unpatented technology and preclinical and clinical information.

     "THIRD PARTY" means any Person that is not a Party.

     "UNAUTHORIZED USE" means any Development, Distribution, Making or Use of the Confidential Information or Confidential Materials not authorized by this Agreement.

     "USE" means to consume, copy, display, duplicate, disclose, employ, incorporate, manipulate, operate, perform, practice, publish or otherwise use.

     "YEAR" means the period of time beginning on the Effective Date or any anniversary thereof, and ending on the following anniversary of the Effective Date.

SECTION 2. RESEARCH PROGRAM

     2.1 RESEARCH PLAN AND BUDGET PLAN

     The Parties shall conduct research and development (the "Research Program") regarding applications of the Spectrum Technology in the Field of Use as set forth in the research plan attached hereto as Exhibit A (the "Research Plan"), according to the budget attached hereto as Exhibit B (the "Budget Plan") and subject to the terms and conditions of this Agreement. Spectrum's obligations under the research agreement may be terminated by Spectrum on 30 days written notice to Arbios with or without cause.

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     2.2 UPDATES OF THE RESEARCH PLAN AND BUDGET PLAN

     No later than ninety (90) days before the end of each Year, the Parties shall confer and agree upon the Research Plan and Budget Plan that shall govern the Research Program during following Year. In addition, the Research Plan and Budget Plan may be amended from time to time in writing by mutual agreement of the Parties. If the Parties are unable to agree upon the Research Plan and Budget Plan for the next Year, then the current Research Plan and Budget Plan shall apply for the following Year.

SECTION 3. SPECTRUM RESPONSIBILITIES

     3.1 RESEARCH

     Spectrum shall make a good faith effort to conduct research and product development according to the Research Plan during a period of four (4) years, however, Spectrum makes no representation or warranty that particular technical goals will be successfully achieved. Evidence of a good faith effort includes, but is not limited to, the following activities, if undertaken by Spectrum:

     (a) staffing the Research Program with Investigators as set forth in the Research Plan, or as otherwise agreed by Arbios and Spectrum;

     (b) conducting research and product development according to the guidelines of the Research Plan; and

     (c) completing Milestones in a timely manner.

     3.2 PRINCIPAL INVESTIGATOR

     F. Jesus Martinez shall act as principal investigator with respect to the Research Project, unless replaced as provided below (the "Principal Investigator"). The Principal Investigator shall be responsible for the conduct of the Research Project and shall supervise the work performed by Spectrum pursuant to the Research Plan and this Agreement. In the event that the Principal Investigator becomes unavailable or is unable to complete his duties for any reason, Spectrum shall appoint a successor with the written consent of Arbios, such consent not to be unreasonably withheld.

     3.3 INVESTIGATORS

     The Principal Investigator and all other Investigators shall assign to Arbios all of their Proprietary Rights in any Improvements or other Technology Developed or Made in connection with the Research Program, whether or not such Improvement or Technology is patentable.

     3.4 MODIFICATION OF SPECTRUM TECHNOLOGY

     Spectrum shall make all good faith efforts to modify the Spectrum Technology and create Improvements according to the Research Plan or as otherwise indicated by Arbios from time to time in writing (including, but not limited to, specifications intended to achieve a desired function, improve performance or biosafety, allow the attachment of ancillary components or features, to improve STLAS functionality or to obtain regulatory approval).

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     3.5 REPORTING

     The Principal Investigator, on behalf of Spectrum, shall prepare an annual report of its progress toward achieving the Milestones, to be delivered to Arbios within ninety (90) days after the end of each calendar year. In addition to the annual report, upon achieving any Milestone, Spectrum shall promptly notify Arbios of such achievement.

     3.6 DISCLOSURE

     Spectrum shall promptly disclose and make available to Arbios applicable Spectrum Technology and applicable Improvements thereto for use in connection with the Research Program.

     3.7 ASSISTANCE IN OBTAINING REGULATORY APPROVAL

     The Principal Investigator, on behalf of Spectrum, shall consult with and assist Arbios in Arbios' efforts to obtain regulatory approval for the STLAS pursuant to Section 4.1.

     3.8 THIRD  PARTIES

     In the performance of the Research Program, Spectrum shall not use the services or technology of, or collaborate with, any Third Party without the prior written consent of Arbios.

SECTION 4. ARBIOS RESPONSIBILITIES

     4.1 REGULATORY APPROVAL

     Arbios shall use good faith efforts to seek regulatory approval for the STLAS, including, but not limited to:

     (a) preparing an Investigational New Drug ("IND") application to conduct human studies for joint submission to the FDA, following up on IND procedural requirements, attending meetings with the FDA and preparing and filing a Pre-Market Approval and a Product and Establishment Licensing application with the FDA; and

     (b) coordinating clinical trials for the STLAS.

     4.2 COMMERCIALIZATION

     Arbios shall use good faith efforts to commercialize the STLAS, including, but not limited to:

     (a) producing or procuring liver cells in sufficient quality and quantities for clinical trials;

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     (b) engineering and making available prototype facilities for the production of the STLAS, including facilities for device and hepatocyte processing and, if necessary, production of devices;

     (c) undertaking all associated marketing, sales, and distribution activities.

     4.3 MARKETING

     Arbios shall make a good faith effort to market the STLAS, but makes no representation or warranty that regulatory approval can be obtained for any of the STLAS systems under consideration or that any of the STLAS systems under consideration can be marketed. Evidence of a good faith effort includes, but is not limited to, the following activities, if undertaken by Arbios or an Arbios Affiliate or sublicensee:

     (a) completing Milestones in a timely manner;

     (b) conducting pre-clinical and clinical testing as may be necessary to provide proof of feasibility and/or to secure regulatory approval;

     (c) applying for and reasonably pursuing such regulatory approval;

     (d) promptly marketing any STLAS for which regulatory approval has been obtained.

     4.4 REPORTING

     Arbios shall prepare an annual report of its progress toward achieving the Milestones, to be delivered to Spectrum within ninety (90) days after the end of each calendar year. In addition to the annual report, upon achieving any Milestone, Arbios shall notify Spectrum of such achievement.

SECTION 5. FUNDING

     5.1 RESEARCH EXPENSES

     Spectrum shall pay for all costs and expenses in connection with the Research Program, as set forth in the Budget Plan, subject to the following:

     (a) Spectrum shall allocate one hundred thirty seven thousand five hundred dollars ($137,500) per Year solely to the Research Program (the "Annual Budget");

     (b) any unused portion of an Annual Budget at Year's end (the "Carry-Over") will be added to the full Annual Budget for the next Year;

     (c) Spectrum shall allocate a total of five hundred and fifty thousand dollars ($550,000) (the "Total Budget") solely to the Research Program; provided, that this Research Agreement lasts at least four (4) Years as provided in Section 3.1; and

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     (d) Spectrum shall be permitted to exceed the individual category budgets set forth in the Budget Plan by up to twenty percent (20%); provided, that the total Annual Budget plus any Carry-Over from the previous Year, are not exceeded.

     5.2 REPORTING

     Spectrum shall deliver to Arbios within sixty (60) days after the end of each Quarter, a quarterly report (the "Quarterly Report") prepared according to its customary accounting practices, which reflects costs incurred by Spectrum pursuant to this Agreement. These costs shall include: (i) salaries, wages and established employee benefits; (ii) costs of any purchased equipment, materials and supplies; and (iii) other costs and expenses for the Research Project. Additionally, Spectrum shall:

     (a) exercise its best effort to ensure that all financial statements and financial reports to Arbios accurately reflect all activities and transactions handled in connection with the Research Project and that such data may be relied upon in any further recording and reporting by Arbios for whatever purpose;

     (b) any piece of equipment purchased at a cost in excess of twenty-five hundred dollars ($2,500) shall be specifically identified by Spectrum in an attachment to its Quarterly Report;

     (c) during the Term and for a period of three (3) years thereafter, Spectrum shall keep or cause to be kept, in accordance with generally accepted accounting practices, books, records and accounts covering all information necessary for the accurate accounting of funds spent by Spectrum in connection with the Research Program; and

     (d) within ninety (90) days after expiration or termination of the Term, furnish to Arbios a final reporting (the "Final Report") of all costs and expenses incurred in performing its obligations under this Agreement. Such reporting shall be prepared according to Spectrum's customary accounting practices, and shall be itemized in reasonable detail.

     5.3 REPURCHASE RIGHT

     In consideration of Spectrum's obligations hereunder, under the License Agreement and under the Manufacturing Agreement, Arbios will issue to Spectrum certain shares of Arbios Common Stock (the "Shares") as set forth in the Stock Purchase Agreement. The Shares shall be subject to a limited right of repurchase by Arbios as follows:

     (a) Arbios or its assignees shall have the option to repurchase all or a portion of the Unvested Shares (as defined below) on the terms and conditions set forth in this Section (the "Repurchase Option") upon (i) termination or expiration of this Agreement, the License Agreement or the Manufacturing Agreement for any reason, (ii) upon material breach of Spectrum's obligations under Section 5.1 or 5.2 above or (iii) material breach of Spectrum's obligations under the License Agreement or Manufacturing Agreement.

     (b) Shares that are vested pursuant to the schedule set forth herein are "Vested Shares". Shares that are not vested pursuant to the schedule set forth herein are "Unvested Shares". Unvested Shares may not be sold or otherwise transferred by Purchaser without the Company's prior written consent, which may be given or withheld in its sole and absolute discretion. On the Effective Date all of the Shares will be Unvested Shares. On each successive anniversary of the Effective Date (each a "Vesting Date"), twenty five percent (25%) of the aggregate Shares shall become Vested Shares provided that Spectrum has spent at least one hundred thirty seven thousand five hundred dollars ($137,500) in actual aggregate expenditures for the Research Program in the preceding twelve
(12) month period; provided, however, that if Spectrum spends more than $137,500 for the Research Program in any twelve (12) month period, such excess amount may be carried forward to the following year for purposes of calculating the Vested Shares for such following year. All vesting shall cease on the Termination Date or any exercise of the Repurchase Option under Section 5.3(a)(i) or (iii). In addition, all vesting shall cease as to any repurchased Shares upon exercise of the Repurchase Option. If the application of the vesting percentage results in a fractional share, such share shall be rounded down to the nearest whole share for each Vesting Date except for the last Vesting Date for which such share shall be rounded up to the nearest whole share. Unless and until the exercise of the Repurchase Option with respect to any Shares, Spectrum shall have the right to vote such Shares.

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     (c) The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of Arbios occurring after the Effective Date.

     (d) At any time within ninety (90) days after the event triggering the Repurchase Option, Arbios may elect to repurchase any or all of the Unvested Shares by giving Spectrum written notice of exercise of the Repurchase Option. Arbios and/or its assignee(s) will then have the option to repurchase from Spectrum any or all of the Unvested Shares at the par value of the Shares ($.00001 per share) (the "Repurchase Option Price").

     (e) The Repurchase Option Price will be payable, at the option of Arbios or its assignee(s), by check, wire transfer or by cancellation of all or a portion of any outstanding indebtedness owed by Spectrum to Arbios (or its assignee) or by any combination thereof. The Repurchase Option Price will be paid without interest within ninety (90) days after Arbios gives Spectrum written notice of the exercise of its Repurchase Option.

     (f) Nothing in this Agreement will be construed to limit or otherwise affect in any manner whatsoever the right or power of Arbios (or any parent, subsidiary or affiliate thereof) to terminate this Agreement in accordance with
Section 9 hereof.

5.4 AUDIT

     The Parties or its assignee (the "Auditing Party") may examine and audit each other's records and processes relating to its obligations under this Agreement, at the Auditing Party's expense, for the purpose of ensuring accurate accounting and reporting of its obligations under this Agreement. Any audit will be conducted by an authorized representative of the Auditing Party, during regular business hours at the audited Party's offices, and will not interfere unreasonably with the audited party's business activities. Audits will be made no more frequently than once annually, and the Auditing Party will give the other Party at least thirty (30) days' prior written notice of the date of each such audit and the name of the Auditing Party's audit representative. The audit representative will give the Auditing Party and the Audited Party an audit report containing the information necessary to indicate compliance or material noncompliance with the Agreement. If the audit report indicates noncompliance with the Agreement, Audited Party shall take appropriate actions to correct such noncompliance and reimburse the Auditing Party for the cost of such audit, and the Auditing Party may conduct subsequent audits semi-annually in accordance with the provisions above.


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SECTION 6. PATENT PROSECUTION, MAINTENANCE AND DEFENSE

     The ownership, filing, prosecution, maintenance and defense of any patent rights with respect to Improvements or other Technology resulting from the Research Program shall be governed by Sections 2, 3, 4 and 5 of the License Agreement.

SECTION 7. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

     7.1 OTHER AGREEMENTS

     Spectrum represents and warrants that it does not have any agreements or obligations that would prevent or interfere with the performance of the obligations hereunder except that Spectrum shall have the right under this Agreement to continue to develop and supply existing customer's liver assist devices using customer's proprietary designs under existing Product Development and/or Supply Agreements.

     7.2 INDEMNIFICATION

     Each Party (the "Indemnifying Party") shall indemnify and hold harmless the other Party (the "Indemnified Party") and its officers, directors, employees, agents and representatives from any liability for damage to or loss of property or injury to or death of any persons arising out of the activities of the Indemnifying Party under this Agreement, except to the extent such damage, loss, injury or death results from the gross negligence or willful misconduct of the Indemnified Party. Upon receipt of any claim or suit with respect to which the Indemnifying Party is required to provide indemnification hereunder, the Indemnified Party shall promptly notify the Indemnifying Party and permit the Indemnifying Party to handle and control the defense of such claim or suit. The Indemnifying Party shall have the sole right to settle such claim or suit, but no settlement shall be made that does not include an unconditional release of all such claims against the Indemnified Party without the Indemnified Party's prior written consent. Without limiting the generality of the foregoing, the Indemnifying Party shall pay or reimburse any and all costs and expenses (including, but not limited to, court costs, expert fees, witness fees and attorney fees) reasonably incurred by the Indemnified Party in connection with the defense, settlement or satisfaction of any such claim (including, but not limited to, any damages, liabilities, penalties, settlements, awards or judgments based upon any such claim)

SECTION 8. CONFIDENTIALITY

     8.1 CONFIDENTIAL INFORMATION

     The Recipient shall protect the Confidential Information and Confidential Materials of the Discloser against any Unauthorized Use to the same extent that the Recipient protects its own Confidential Information and Confidential Materials of a similar nature against Unauthorized Use, but in any event shall use at least a reasonable standard of care; provided that the Confidential Information and Confidential Materials of the Discloser are conspicuously marked or otherwise identified as confidential or proprietary upon receipt by the Recipient or the Recipient otherwise knows or has reason to know that the same is Confidential Information or Confidential Materials of the Discloser. Each Party reserves ownership of its own Confidential Information and Confidential Materials. The Recipient shall use any Confidential Information and Confidential Materials of the Discloser solely for the purposes for which it is provided by the Discloser. This section shall not be interpreted or construed to prohibit:

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     (a) any Development, Making, Distribution or Use which is necessary or appropriate in connection with the Recipient's performance of its obligations or exercise of its rights under this Agreement (e.g., pursuant to the Research Program) or any other agreement between the Parties;

     (b) any Use, Development, Making or Distribution required by applicable law (e.g., pursuant to applicable securities laws or legal process), provided that the Recipient uses reasonable efforts to give the Discloser reasonable advance notice thereof (e.g., so as to afford the Discloser an opportunity to intervene and seek an order or other appropriate relief for the protection of its Confidential Information from any Unauthorized Use or disclosure); or

     (c) any Use or disclosure made with the consent of the Discloser.

     8.2 RETURN OF CONFIDENTIAL INFORMATION

     Upon expiration or termination of the Term, the Receiving Party shall promptly return or certify destruction of all Confidential Information and any copies made thereto previously made available to the Receiving Party by the Disclosing Party under this Agreement.

SECTION 9. TERM AND TERMINATION

     9.1 TERM

     The term shall commence on the Effective Date and, unless sooner terminated pursuant to Sections 9.2 or 9.3, shall continue until the four (4) year anniversary of the Effective Date, unless extended by written agreement of the Parties (the "Term").

     9.2 TERMINATION FOR MATERIAL BREACH OR MATERIAL DEFAULT

     If either Party commits a material breach of or material default under this Agreement (the "Defaulting Party"), then the other Party may give such Defaulting Party written notice of the breach or default (including, but not necessarily limited to, a statement of the facts relating to the breach or default, the provisions of this Agreement that are in breach or default, and the action required to cure the breach or default) and that the Term shall terminate pursuant to this section if the breach or default is not cured within thirty
(30) days after receipt of notice (or such later date as may be specified in such notice). If the Defaulting Party fails to cure the specified breach or default within thirty (30) days after receipt of such notice (or such later date as may be specified in such notice), then the Term shall terminate.

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     9.3 FAILURE TO AGREE UPON REPLACEMENT PRINCIPAL INVESTIGATOR

     If the Parties after good faith efforts are unable to agree upon a replacement for the Principal Investigator pursuant to Section 3.2, Arbios may terminate the Term upon thirty (30) days' written notice to Spectrum.

     9.4 EFFECT OF TERMINATION

     In the event of a termination or expiration of the Term, then (a) Spectrum shall use its best efforts to provide for an orderly, gradual phase-out of research, development and manufacturing conducted under this Agreement; and (b) Sections 1, 5.3, 5.4, 6, 7, 9 and 10 shall survive the termination of the Term.

SECTION 10. MISCELLANEOUS

     10.1 REMEDIES

     Both Parties acknowledge and agree that it would be difficult to measure damages for breach by either Party of the covenants and obligations under this Agreement, and that injury from any such breach would be incalculable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, either Party shall be entitled, in addition to all other remedies available hereunder or under law or equity, to injunctive or such other equitable relief as a court may deem appropriate to restrain or remedy any breach of such covenants.

     10.2 ATTORNEYS' FEES

     In the event of any action at law or in equity between the Parties hereto to enforce any of the provisions hereof, the unsuccessful Party to such litigation shall pay to the successful Party all reasonable costs and expenses, including reasonable attorneys' fees, incurred therein by such successful Party; and if such successful Party shall recover a judgment in any such action or proceeding, such reasonable costs, expenses and attorneys' fees may be included in and as part of such judgment.

     10.3 WAIVER

     It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

     10.4 ASSIGNMENT

     Neither Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that either Party may sublicense its license rights hereunder and may assign, delegate or otherwise transfer its rights or obligations in connection with a merger, consolidation or reorganization of such Party or to an Affiliate or a purchaser of all or substantially all of its assets that relate to the subject matter of this Agreement.

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     10.5 NOTICES

     Any payment, notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and effective (a) on the date of delivery if delivered in person, by professional courier or by telecopy; or (b) on the third day after mailing if mailed by first-class certified mail, postage paid, to the respective address given below, or to such other address as either Party shall designate by written notice given to the other Party as follows, or to such other address or to such other person(s) as may be given from time to time under the terms of this Section 11.5:

     In the case of Spectrum to:
     ---------------------------

     c/o F. Jesus Martinez                       c/o Gallo & Associates
     18617 Broadwick Street                      5757 Century Blvd., 7th Floor
     Rancho Dominguez, California 90220          Los Angeles, CA 90045
     Fax: (310) 885-3400                         Attn: Ray E. Gallo

     c/o Roy T. Eddleman
     18617 Broadwick Street
     Rancho Dominguez, California 90220
     Fax: (310) 885-3400

     or in the case of Licensee to:
     ------------------------------

     c/o Jacek Rozga, MD, PhD
     President & CSO
     Arbios Technologies, Inc.
     Cedars-Sinai Medical Center
     Research Pavilion, Room 4089,
     110 George Burns Road,
     Los Angeles, California  90048
     Fax: (310) 423 - 7434

     10.6 JURISDICTION AND VENUE

     Each Party hereby irrevocably consents to the jurisdiction and venue of the state or federal courts located in Los Angeles County, State of California, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

     10.7 GOVERNING LAW

     THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, U.S.A., WITHOUT REFERENCE TO ITS CHOICE OF LAW PRINCIPLES TO THE CONTRARY.

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     10.8 COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 MODIFICATION

     No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed by authorized representatives of the Parties.

     10.10 ENTIRE AGREEMENT

     This Agreement, together with the Stock Purchase Agreement, the License Agreement and the Manufacturing Agreement, embodies the entire understanding of the Parties and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

     10.11 SEVERABILITY

     Should one or more of the provisions contained in this Agreement for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     10.12 INDEPENDENT CONTRACTORS

     Nothing in this Agreement shall constitute or be deemed to constitute a partnership or agency between the Parties hereto.

     10.13 FURTHER ASSURANCES

     At any time and from time to time after the Effective Date, each Party shall do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, assignments or assurances as may be reasonably required to consummate the transactions contemplated by this Agreement.

     10.14 HEADINGS

     The headings of this Agreement are inserted for convenience only and shall not be used in the interpretation of this Agreement.

     IN WITNESS WHEREOF, Spectrum and Arbios have executed this Agreement as of the date first above written.

                                             SPECTRUM LABORATORIES, INC.



                                             By: /s/  F. JESUS MARTINEZ

                                             Its:______________________________



                                             ARBIOS TECHNOLOGIES, INC.



                                             By: /s/  JACEK ROZGA, MD, PHD

                                             Its:______________________________

                                    EXHIBIT A

                              TO RESEARCH AGREEMENT

                                  RESEARCH PLAN



     The principal goal of the proposed Research Plan is to develop and manufacture three-compartment hollow fiber modules to enable ARBIOS to develop multifunctional liver assist system (LAS), conduct pre-clinical and Phase I-III clinical testing, obtain regulatory approval(s), and commercialize LAS.

     The three-compartment hollow fiber module under development is based on SPECTRUM's proprietary hollow fiber-in-fiber technology (TRIAC(TM)).

     According to this Research Plan, SPECTRUM's efforts will be focused on achieving the following objectives:

     (a) Development of LAS modules that accommodate at least 200 g of primary hepatocytes (porcine, human) and are suitable for at least 12-hour-long blood perfusion in human patients.

     (b) The effective dose of heparin and/or other FDA-approved anticoagulant used to prevent blood clotting within the perfused LAS module must be within the range established for conventional methods of blood therapy (e.g., hemodialysis, hemofiltration).

     (c) Blood compatibility of the LAS module must allow for at least 12-hour-long hemoperfusion with minimal, FDA acceptable negative effects on blood composition (blood cell loss including platelets, loss of plasma proteins including albumin and clotting factors).

     (d) To achieve objectives (a), (b) and (c), the width of an annular space between the inner and outer fibers will be optimized and semipermeable membranes with specific anti-thrombotic and anti-fouling surface properties will be used and/or developed, if deemed necessary.

     (e) LAS modules will be built with inner and outer fibers having specific molecular weight (MW) cut-off. In particular, modules with macroporous outer fibers and "tight" ultrafiltration inner fibers will be developed to facilitate integration of liver cell therapy with oxygenation, liver cell therapy with blood ultrafiltration, liver cell therapy with hemodialysis, liver cell therapy with hemodiafiltration, and two different forms of blood purification therapy (e.g., hemodialysis with hemo(dia)filtration).

     (f) LAS modules for use in all pre-clinical and clinical trials will be built and made available to ARBIOS.

     According to this Research Plan, ARBIOS's efforts will be focused on:

     (a) Helping SPECTRUM develop clinically useful LAS modules through personal interaction, intellectual input, trouble-shooting and execution of pilot studies to optimize specific LAS module parameters.

     (b) Testing LAS modules in vitro and in vivo in animals with experimentally induced liver failure.

     (c) Making clinical-grade LAS modules and associated components (e.g., tubings, fittings, sample ports, oxygenator, etc.) conform to commercially available kidney dialysis unit(s).

     (d) Developing full-scale, functional prototype of the LAS system for clinical testing.

                                   EXHIBIT B

                              TO RESEARCH AGREEMENT

                                   BUDGET PLAN



                           TO BE PROVIDED BY SPECTRUM

                                    EXHIBIT C

                              TO RESEARCH AGREEMENT

                                   MILESTONES

     1. SPECTRUM shall expend at least the amounts listed below (in the aggregate) annually toward the development of hollow fiber-in-fiber modules for ARBIOS' multifunctional liver assist system (LAS), commencing from the Effective Date and continuing to November 30, 2005. Such amounts shall be directed by SPECTRUM exclusively to research and development and manufacturing of LAS modules to enable ARBIOS to develop LAS systems, conduct pre-clinical and Phase I-III clinical testing, obtain regulatory approval(s), and commercialize LAS(s).

       Year (from Effective Date)              Annual Dollars Expended
-------------------------------------    --------------------------------------

                   1                                     $137,500

                   2                                     $137,500

                   3                                     $137,500

                   4                                     $137,500

     In the event that in any year, SPECTRUM expends sums in excess of the amount specified for such year, the excess shall be carried forward for purpose of satisfying the expenditure requirements for subsequent years.

     2. SPECTRUM shall develop and manufacture clinical-grade first-generation LAS modules for pre-clinical testing within one (1) year after the Effective Date.

     3. SPECTRUM shall develop and manufacture clinical-grade first-generation LAS modules for clinical testing within two (2) years after the Effective Date.

     4. SPECTRUM shall develop and manufacture clinical-grade second-generation LAS modules for pre-clinical testing within three (3) years after the Effective Date.

     5. SPECTRUM shall develop and manufacture clinical-grade second-generation LAS modules for clinical testing within four (4) years after the Effective Date.

                                    EXHIBIT D

                              TO RESEARCH AGREEMENT

                                  INVESTIGATORS

     1. SPECTRUM shall designate the following persons as Investigators:

     F. Jesus Martinez shall be the Principal Investigator. He will be responsible for the overall design, data acquisition and analysis, as well as the day-to-day execution and supervision of the proposed research. He will be also responsible for development of areas for future research projects and problem solving in collaboration with other SPECTRUM's investigators and ARBIOS' scientists, when deemed necessary.

     2. ARBIOS shall designate Jacek Rozga, M.D., Ph.D. as the Principal Investigator of all projects related to the development of LAS(s) using SPECTRUM's fiber-in-fiber membrane technology. He will be responsible for helping SPECTRUM develop clinically useful LAS modules through personal interaction, intellectual input, trouble-shooting and execution of pilot studies to optimize specific LAS module parameters.